EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Caterpillar Inc. of our report dated June 26, 2025 relating to the financial statements and supplemental schedule of Solar Savings and Investment Plan, which appears in the Annual Report of Solar Savings and Investment Plan on Form 11-K for the year ended December 31, 2024.

/s/PricewaterhouseCooper LLP
Dallas, Texas
December 11, 2025

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